Exhibit 10.2

GUARANTEE AGREEMENT dated as of April 1, 2024 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”), among the Guarantors (as defined below) from time to time party hereto and CORE Industrial Partners Fund I, L.P., a Delaware limited partnership (for the benefit of the Lending Parties, together with its successors and assigns, the “Lender”).

WHEREAS, reference is made to the Unsecured Promissory Note, dated as of the date hereof (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Note”), among Fathom Manufacturing, LLC, a Delaware limited liability company (the “Borrower”), the Lender and the Lending Parties.

WHEREAS, the Lending Parties have agreed to make the Term Loan to the Borrower subject to the terms and conditions set forth in the Note;

WHEREAS, the obligations of the Lending Parties to make the Term Loan are conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, Guarantors (other than the Borrower) are affiliates of the Borrower, will derive substantial benefits from the making of the Term Loan to the Borrower pursuant to the Note, and Holdings, the Borrower and the other Guarantors are willing to execute and deliver this Agreement in order to induce the Lending Parties to make such a Term Loan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

SECTION 1.01
Unsecured Promissory Note.
(a)
Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Note.
SECTION 1.02
Other Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrower Representative” has the meaning assigned to such term in Section 5.13.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Guarantors” means (a) the Borrower (except with respect to its own obligations), (b) each other Person signatory hereto as of the date hereof and (c) each other Subsidiary of the Borrower that becomes a party to this Agreement as a “Guarantor” on or after the date hereof pursuant to Section 5.11.

“Lender” has the meaning assigned to such term in the introductory paragraph to this Agreement. For the avoidance of doubt, the Lender enters into this Agreement for the benefit of each of the Lending Parties.

“Note” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Supplement” means an instrument in the form of Exhibit A hereto, or any other form approved by the Lender in its reasonable discretion.

ARTICLE II

THE GUARANTEES

SECTION 2.01 Guarantee. Each Guarantor irrevocably and unconditionally guarantees, as a primary obligor and not as a surety to the Lender and its permitted successors and permitted assigns, jointly with the other Guarantors and severally, the due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) payment and performance in full in cash of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Obligations. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment to, demand of payment from and protest to and notice of protest to the Borrower or any other Note Party of any of the Obligations, and also waives all notices whatsoever, including notice acceptance of its guarantee and notice of protest for nonpayment. Notwithstanding anything to the contrary contained herein, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any other applicable law.

SECTION 2.02 Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of the Obligations, whether currently existing or hereafter incurred.

SECTION 2.03 No Limitations.

(a)
Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.10(b) or the Borrower’s payment or performance in full in cash of the Obligations, the obligations of each Guarantor, to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several hereunder and shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than the defense of payment in full in cash of the Obligations). Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section

5.10 or the Borrower’s payment or performance in full in cash of the Obligations, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of the Lender or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Note Document or otherwise; (ii) any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Note Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (iv) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of the Obligations); (v) any illegality, genuineness, lack of validity or lack of enforceability of any of the Obligations; (vi) any change in the corporate existence, structure or ownership of any Note Party, including by way of merger or amalgamation, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Note Party or its assets or any resulting release or discharge of any of the Obligations; (vii) the existence of any claim, setoff or other rights that any Guarantor may have at any time against the Borrower, the Lender or any other Person, whether in connection with the Note, this Agreement or any unrelated transaction; (viii) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the date hereof; (ix) the fact that any Person that, pursuant to the Note Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Lender; (x) the maturity of any of the Obligations shall be accelerated; (xi) any action permitted or authorized hereunder or the other Note Documents, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted (including incurring any increase or decrease in the principal amount of the Obligations or the rate of interest or the fees thereon); or (xii) any other circumstance, or any existence of or reliance on any representation by the Lender or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety. Each Guarantor expressly authorizes the Lender to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)
To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Note Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Note Party (other than the defense of payment in full in cash of the Obligations). The Lender may, at its sole election and in accordance with the terms of the Note Documents, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Note Party or exercise any other right or remedy available to them against the Borrower or any other Note Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Borrower has paid or performed in full of the Obligations. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Note Party, as the case may be.

SECTION 2.04 Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.10(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Note Party or otherwise all as though such payment had not been made. Subject to any applicable Debtor Relief Laws, if acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the other Guarantors forthwith on written demand by the Lender.

SECTION 2.05 Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Lender has at applicable law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Note Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Lender in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Lender as provided above, all rights of such Guarantor against the Borrower or any other Note Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Note Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Lender will not have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

SECTION 2.07 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Note Document shall be made free and clear of and without deduction for any taxes on the same terms and to the same extent that payments by the Note Parties are required to be so made pursuant to the terms of the Note.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Borrower agrees that in the event a payment in respect of any obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02 Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligations and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 6.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.11, such other date). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03 Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder. Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after written notice from the Lender (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 6 of the Note), all other monetary obligations owed by it to, or to it by, any other Guarantor or any other Subsidiary of the Borrower shall be fully subordinated to the payment in full in cash of all the Obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

On the date hereof, and thereafter solely to the extent required in accordance with the terms of the Note Documents, each Guarantor represents and warrants, as to itself, to the Lender that (a) this Agreement has been duly authorized, executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, subject to (i) the Debtor Relief Laws, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing, and (b) all representations and warranties set forth in Section 4 of the Note as to such Guarantor are true and correct in all material respects; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects after giving effect to such qualification.

ARTICLE V

MISCELLANEOUS

SECTION 5.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 10(h) of the Note.

SECTION 5.02 Waivers; Amendment. No failure or delay by the Lender in exercising any right or power hereunder or any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that the Lender would otherwise have. Without limiting the generality of the foregoing, the making of the Term Loan shall not be construed as a waiver of any default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such default or Event of Default at the time. No notice or demand on any Note Party in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Lender and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply The waiver of any term hereof or the breach thereof in any instance shall not be deemed to be a waiver of such term or breach in any other instance or of any other term or breach and such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

SECTION 5.03 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and permitted assigns; provided that no assignment of the obligations of the Guarantors shall be permitted and any such assignment completed in contravention hereof shall be deemed null and void.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by the Note Parties in this Agreement and the other Note Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Note Documents shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Note Documents and the making of the Term Loan, regardless of any investigation made by or on behalf of the Lender and notwithstanding that Lender may have had notice or knowledge of any default, Event of Default or incorrect representation or warranty at the time the Term Loan is made under the Note or any other Note Document, and shall continue in full force and effect until the Borrower’s payment in full in cash of the Obligations.

SECTION 5.05 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Lender and a counterpart hereof shall have been executed on behalf of the Lender, and thereafter shall be binding upon such Guarantor and the Lender, and shall inure to the benefit of such Guarantor, the Lender and their respective permitted successors and permitted assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, restated, amended and restated, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.06 Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Agreement operate or would prospectively operate to invalidate this Agreement, then and in any such event, only such provision(s) shall be deemed null and void and shall not affect any other provision of this Agreement and the remaining provisions of this Agreement shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

SECTION 5.07 Governing Law; Jurisdiction; Consent to Service of Process

(a)
THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON,

ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER NOTE DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER OR ANY LENDING PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 5.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Note Document to serve process in any other manner permitted by law.
(d)
Each Guarantor hereby, to the extent legally permissible, irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Borrower hereby accepts such designation and appointment.

SECTION 5.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT

IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.

SECTION 5.09 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.10 Termination or Release

(e)
Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate irrevocably, immediately and automatically upon the Borrower’s payment or performance in full in cash of the Obligations.
(f)
The guarantees made herein shall also terminate and be released at the time or times and in the manner expressly set forth in the Note.
(g)
In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.10, the Lender shall promptly execute and deliver to any Note Party, at such Note Party’s expense, all documents that such Note Party shall reasonably request to evidence such termination or release (and the Lender may rely conclusively on a certificate to that effect provided to it by any Note Party upon its reasonable request without further inquiry, it being understood that no other documentation or information shall be required to be provided by any Borrower or any Restricted Subsidiary). Any execution and delivery of documents by the Lender pursuant to this Section 6.10 shall be without recourse to, and without representation or warranty by the Lender.

SECTION 5.11 Additional Guarantors. Additional Subsidiaries may become Guarantors after the date hereof as contemplated by the Note. Upon execution and delivery by the Lender and such Subsidiary of a Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Person. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Person as a party to this Agreement.

SECTION 5.12 General Limitations on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Article II would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Article II, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Note Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Agreement and the right of contribution established in Section 3.02, but before giving effect to any other guarantee) that is valid and enforceable under such applicable laws and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 5.13 Borrower as Representative. Each Guarantor, to the extent legally permissible, irrevocably appoints the Borrower as the borrowing agent and attorney-in-fact for each Guarantor (together with its successors and assigns, the “Borrower Representative”), which appointment shall remain in full force and effect unless and until the Lender shall have received prior written notice signed by each applicable Guarantor that such appointment has been revoked. Each Guarantor hereby, to the extent legally permissible, irrevocably appoints and authorizes the Borrower Representative (i) to provide to the Lender and receive from the Lender all notices with respect to the Term Loan and all other notices and instructions under this Agreement and the other Note Documents, (ii) to execute and deliver on behalf of any Guarantor all notices, amendments, consents, certificates, Note Documents and any other documents or writings related thereto any of the foregoing and (iii) to take such action as the Borrower Representative deems appropriate on its behalf to obtain the Term Loan and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement, and the other Note Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GUARANTORS:

FATHOM GUARANTOR, LLC

FATHOM MANUFACTURING, LLC

CENTEX MACHINE AND WELDING LLC

INCODEMA BUYER LLC

INCODEMA HOLDINGS LLC

LASER MANUFACTURING, LLC

ICO MOLD, LLC

KEMEERA LLC

MIDWEST COMPOSITE TECHNOLOGIES, LLC

MCT GROUP HOLDINGS, LLC

MCT REAL ESTATE, LLC

SUMMIT PLASTICS, LLC

SUMMIT TOOLING, LLC

DAHLQUIST MACHINE, LLC

INCODEMA, LLC

MAJESTIC METALS, LLC

NEWCHEM, LLC

PRECISION PROCESS LLC

SURESHOT PRECISION, LLC

By: /s/ Mark T. Frost

Name: Mark T. Frost

Title: Chief Financial Officer

AGREED AND ACCEPTED:

LENDER:

CORE INDUSTRIAL PARTNERS FUND I, L.P.

By: CORE Industrial Partners GP I, LLC
Its: General Partner

By: /s/ John May

Name: John May

Title: Managing Partner